Exhibit 99.1

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   Thomson StreetEvents

   Conference Call Transcript

   PWAV - Q1 2005 Powerwave Technologies Earnings Conference Call

   Event Date/Time: May. 02. 2005 / 9:00AM ET
   Event Duration:  50 min

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

CORPORATE PARTICIPANTS
 Kevin Michaels
 Powerwave Technologies - CFO, SVP-Fin.

 Ron Buschur
 Powerwave Technologies - President, CEO



CONFERENCE CALL PARTICIPANTS
 Rich Valera
 Needham & Company - Analyst

 Mike Bleakley
 Piper Jaffray - Analyst

 Jun Kim (ph)
 RBC Capital Markets - Analyst

 Brian Modoff
 Deutsche Bank - Analyst

 Jeff Kaval (ph)
 Lehman Brothers - Analyst

 Matt Robison
 Ferris, Baker Watts - Analyst

 Mike Ounjian
 Credit Suisse First Boston - Analyst

 Russell Lyons (ph)
 Compass - Analyst

 Ittai Kidron
 CIBC World Markets - Analyst

 Joanna Makris
 Adams Harkness - Analyst

 Joe Magaro (ph)
 Jay Goldman and Company - Analyst

 Paul Coster
 JP Morgan - Analyst

 Tomi Railo
 East Door Partners - Analyst

 PRESENTATION



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Operator


 Good day ladies and gentlemen and welcome to the Powerwave Technologies first quarter 2005 earnings conference call. [OPERATOR INSTRUCTIONS] I would now like to turn the presentation over to your host for today's call, Mr. Kevin Michaels, Chief Financial Officer. Please proceed, sir.


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 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Good morning and thank you everyone. Welcome to the Powerwave Technologies first quarter 2005 financial results conference call. Joining me on today's call will be Ron Buschur Powerwave's President and chief executive officer. Before starting I'd like to point out that various remarks we may make about future expectations, plans, and prospects for Powerwave including but not limited to anticipated revenues, operating margins, gross profit margins, earnings per share levels, revenue composition, increases in customer diversification, the timing of completion of the integration of the LGP Allgon acquisition, the timing for completion of the acquisition of selected assets of REMEC, the demand levels for the Company's product lines, trends in the wireless infrastructure market, the timing of product deliveries and future orders. Expense levels, capital expenditure rates, inventory turns, tax rates, cash flows, and days sales outstanding are all forward-looking statements.

These statements are all subject to numerous uncertainties that could cause Powerwave's actual results to be materially different from those projected or implied. Some of the risks and uncertainties include our ability to integrate acquisitions and realize anticipated cost savings and synergies, fluctuations in foreign currency, the impact of competitive products and pricing. Economic and political conditions and the loss of one or more significant customer accounts. Please refer to our press release, Powerwave's current Form 10-K for the year ended January 2, 2005, and other filings which are on file with the Securities and Exchange Commission for additional information on factors which could cause our actual results to be different from those projected or implied.

In addition on this call we will discuss nonGAAP financial information. A reconciliation of the nonGAAP financial information to our financial statements as prepared under GAAP is included in our press release dated today which can be found at our website at powerwave.com and on business wire. As a note, Powerwave completed the acquisition of LGP Allgon during the second quarter of 2004 and the results report herein include the consolidated results of both Powerwave and LGP Allgon for the entire first quarter of 2005. The first quarter of 2004 results do not include the reports of LGP Allgon. Powerwave also completed the acquisition of certain assets of Kaval Wireless on February 9, 2005 and the results reported herein include the results of Kaval Wireless from February 9, 2005 through April 3, 2005.

With all this in mind I would like to start out by quickly reviewing our financial results which are also summarized in our press release. Net sales for the first quarter of 2005 were 162.2 million. Approximately 1.9 million of noncash amortization costs related to our acquisition is included within cost of goods sold and approximately 2 million is included in operating expenses. In addition, our first quarter results include a one time charge of 350,000 related to the allocation of a portion of the purchase price associated with our acquisition of certain assets of Kaval Wireless to in process research and development expenses.

For the first quarter our gross margin on a full GAAP basis is 25.4%. Excluding the 1.9 million of the acquisition related amortization cost in our costs of goods sold for the first quarter we would have reported a gross profit margin of 26.6%. For the first quarter, sales and marketing expenses were 9.5 million, R&D was 14.6 million and G&A was 8.6 million. Including the intangible amortization expense of 2 million and the in-process R&D charge of 350,000, our total operating expenses were 35.1 million.

For the first quarter we had an operating profit of 6.1 million, which includes the acquisition related charges of approximately 4.3 million. Excluding these expenses on a pro forma basis, we would have reported an operating profit of
10.4 million. We had net other income for the quarter of 233,000. On a GAAP basis our total net income before taxes was 6.4 million and our effective tax rate for the quarter is 15.8%. Our net income after tax is 5.4 million. The fully diluted earnings per share is $0.05, based on the fully diluted weighted average share outstanding of approximately 131.2 million shares. On a pro forma basis, excluding the acquisition related charges of 4.3 million and utilizing our effective tax rate of 15%, our net income after taxes would have been 9 million or a fully diluted earnings per share of $0.08 based on a fully diluted weighted average shares of 131.2 million.

Now I'll describe our revenues on a geographic basis. Our total America revenues for the first quarter of 2005 were approximately 48.5 million or 30% of our revenues. Our total Asian sales account for approximately 10% of revenues or
16.7 million. And our total European and other international revenues were 97 million or approximately 60% of our revenues.

For the first quarter our wireless communications business unit represents approximately 94% of our revenues. Our contract manufacturing business account for approximately 6% of our revenues or 9.8 million. Also for the first quarter sales of products within antenna systems totaled 43.2 million or 27% of total revenues. Base station systems sales totaled 88.9 million or 55% of revenues and coverage system sales totaled 20.3 million or 12% of revenues. Also for the first quarter our total 3G related sales were approximately 37 million or approximately 23% of our total revenues and account for approximately 24% of our wireless communications business unit revenues.

In terms of our customer profile for the first quarter, our total OEM sales increased by over 10 million from the fourth quarter of 2004 and account for approximately 49% of our total revenues. Our total direct and operator sales account for approximately 45% of total revenues and our contract manufacturing customers accounted for the remaining 6%. Our total gross profit margin was 25.4% for the first quarter on a full GAAP basis. This was a 100 basis point improvement over the fourth quarter of 2004. On a pro forma basis, excluding 1.9 million of acquisition related amortization costs our total gross margin profit margin would have been 26.6%.

The improvement we saw this quarter reflects many of the activities that we had been working on over the last year. Particularly the integration activities within our consolidated worldwide manufacturing operations as well as synergies from our larger purchasing power. While our gross margins are impacted by many factors including pricing, product mix, and economic conditions, we do not believe that we -- I'm sorry, we do believe that we are headed in the right direction on gross margin.

With respect to our ongoing LGP Allgon integration activities we continue to expect them to be completed by the end of June. We believe that our integration activities -- when we complete our integration activities we will be in a very strong position going forward to drive continued improvements in our cost structure so that we continue to achieve our long term gross margin profit of the mid to high 20% range excluding any acquisition related expenses.

I will now review our operating expenses for the first quarter of 2005. For the first quarter sales and marketing expenses were 9.5 million. R&D expenses were
14.6 million. And G&A expenses were 8.6 million. We also recorded 2 million of intangible asset amortization related to both the LGP Allgon and Kaval Wireless acquisitions. As well as a one-time $350,000 charge related to in-process research and development expenses associated with the Kaval Wireless acquisition.

For the first quarter of 2005 our operating expenses were up approximately 3 million when compared to the fourth quarter of 2004. This increase reflects increased spending during the quarter on a number of areas including sales and marketing where I would note that the two major industry trade shows, 3GSM and CTIA were in the first quarter: In addition, we incurred additional research and development expenses and additional expenses related to our overall Sarbanes-Oxley compliance efforts. We also recognized two months of expenses associated with our Kaval Wireless acquisition which occurred in February 2005. Also included in our operating expenses for the first quarter was approximately
1.3 million of bonus accrual which was not included in our previous results.

For the first quarter our effective tax rate was significantly impacted by the valuation allowance on our U.S. deferred tax assets that we took in the fourth quarter of 2004. For the first quarter, our effective tax rate was 15.8%. While we are continuing to evaluate our future tax rate based upon our diverse international operations we currently estimate that our effective worldwide tax rate will be approximately 15% for fiscal 2005. I want to stress that this estimate will fluctuate based upon our actual results and will be impacted by any future acquisitions such as REMEC.

Next I will quickly review our balance sheet. Total cash at April 3, 2005 was approximately 275.7 million of which 6.8 million is reflected as restricted cash on our balance sheet. During the first quarter our total cash decreased by approximately 14 million of which 11 million was used for our acquisition of Kaval Wireless. For the first quarter our net inventory was 61.2 million which is down 4.6 million from the fourth quarter and represents inventory returns of approximately eight times. Our total net accounts receivable were 148.9 million which represents AR days sales outstanding of approximately 84 days which is within our expected target range of 75 to 85 days.

Also for the first  quarter  our cash flow from  operations  was a positive  2.1 million. Our total capital spending during the quarter was approximately 6.4 million which includes spending on machinery and equipment as well as on Oracle. We are in the process of implementing Oracle throughout Powerwave and expect this process will continue over the next year.

Before turning the call over to Ron I would like to provide you with our financial guidance for the second quarter of 2005. As we have stated previously, we believe that we are in an environment of increased demand for wireless infrastructure products. This leads to our outlook for the second quarter of fiscal 2005. We will not be updating our full year guidance at this time due to our proposed acquisition of selected wireless assets of REMEC and the various impacts that that transaction will have on our future results depending upon the actual closing date of that transaction. At this time we still anticipate that it will close in the third quarter of this year. Also, please note that our guidance is subject to a number of risks and uncertainties that could impact our current outlook and many of these are detailed in our public filings with the SEC.

With that in mind based upon the current order patterns we see as well as forecasts from our various customer bases we have established an initial revenue range of 170 to 180 million for our second quarter. Our current pro forma earnings estimate for the second quarter excluding any restructuring and acquisition related charges is expected to be in the range of $0.09 to $0.11 per share. As a reference point the current outstanding estimates for our second quarter of 2005 from the approximately 13 analysts now covering Powerwave include a range of revenues between 155 to 170 million and a range of pro forma earnings per share from $0.07 to $0.09. Both of these estimates are at best at the low end of our expected range of revenues and pro forma earnings per share for the second quarter of 2005. I'd now like to turn the call over to Ron Buschur, Powerwave's President and Chief Executive Officer.

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

 Ron Buschur  - Powerwave Technologies - President, CEO


 Thank you Kevin good morning everyone. I'd first like to state that I am very proud of all the hard work and effort which the employees of Powerwave have put forth this quarter. In this period that is traditionally a slow period in the wireless infrastructure industry, we were extremely busy and we were able to continue to both execute on our integration plans as well as respond to increased product demands from our customers. Our sales revenues exceeded our earlier guidance for the quarter due in part to shipments to several of our key OEMs as well as strong demand for our products in the U.S. operator market. This has clearly demonstrated with our expanding 10% customer base which for the first quarter included Nortel, Nokia, and Cingular wireless.

We are well positioned and have a very strong relationship with the majority of the worlds top OEMs and network operators. Some of these customers we anticipate will continue to grow throughout the year. This will further diversify our 10% customer base. As many of you who follow us know, we have been and I must say continue to be focused on improving our gross margins. For the first quarter our gross margins on a full GAAP basis came in at 25.4%, up a full percentage points from the fourth quarter. This improvement was due to a number of factors, including the continued integration activities as well as the strength of Powerwave's global manufacturing supply chain and R&D capabilities. We believe that today Powerwave has one of the strongest operational teams within the industry. And I believe this is a key differentiator for Powerwave. We intend to continue to exploit and utilize these strengths to further improve our competitive position in the industry.

Importantly, we believe we can continue to improve our gross margins as we strive to maintain our target operating model for gross margins in the mid to high 20% range. As Kevin stated earlier we expect to complete our LGP Allgon integration activities within the second quarter.

For the first quarter our balance sheet remains strong and our inventory turns improved to eight times. And with a cash balance of over $270 million. During the first quarter we continued to strengthen our product portfolio of infrastructure products and services with the purchase of Kaval Wireless, a leading supplier of in-building wireless coverage solutions. With the acquisition of Kaval they provided us the additional resources to enhance our strategic position as one of the leading providers of in-building and outdoor wireless coverage as well as provided us products and services to address the public safety market which is a strong and growing market segment. We believe these products will provide our customers with the technology necessary to address a growing demand for advanced in-building coverage solutions to support all forms of advanced mobile communications.

I am very excited, in fact optimistic about the fiscal year 2005. As Kevin stated we are raising our guidance for the second quarter. As we anticipate there will be an increased demand for wireless infrastructure spending throughout the year. We believe that in the North America market Cingular will have a major impact on the market over the next two years as they expand and update their services in both their GSM and wide-band CDMA networks. While we have already been very busy in the first quarter fulfilling some of this demand and delivering products for both networks we anticipate these deployment activities will increase over the next year. We are very well positioned on multiple fronts to support these activities through both our OEM channels as well as our direct channels.

We know there are additional opportunities within the North America market to participate with wireless operators desires to continue to expand and update coverage as well as improve capacity and service quality through their networks. In addition we believe there are similar opportunities within the international market including Europe and Asia. With the initial roll-outs of 3G we believe there are excellent opportunities for Powerwave to provide our products, services, and technology to improve coverage and performance issues in these networks. These are common requirements throughout the global wire market. The one we believe that Powerwave is uniquely positioned to fulfill, using our broad range of products from antennas, amplifiers, coverage solution products, all designed to improve coverage and capacity as well as performance in these global networks at an attractive price. I will now turn the call over to Rachel and address any questions you may have.

 QUESTION AND ANSWER


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Operator


 Thank you, sir. [OPERATOR INSTRUCTIONS] Our first question comes Rich Valera with Needham & Company.


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 Rich Valera  - Needham & Company - Analyst


 Good morning. Ron, in your comment you mentioned that Cingular was pretty strong in the quarter. Can you just give a little color around Cingular since most of your competitors and most OEMs actually saw weakness from Cingular. How did you guys see the strength and how do you see that trending over the balance of the year as they start 3G?


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 Ron Buschur  - Powerwave Technologies - President, CEO


 Sure, Rich, we have seen quite a bit of activity in the March time period starting to supply product for the initial roll-out of certain cities that Cingular had specified and we've seen this activity direct with Cingular as well as with our OEMs. We certainly believe looking at the forecast that we have here in front of us and the guidance that some of the OEMs have given and Cingular has given us, that we should have a very strong quarter as we move into Q2.


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 Rich Valera  - Needham & Company - Analyst


 Great. Could you just comment on the competitive pricing environment? If prices have stabilized or where pricing pressure stands right now.


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 Ron Buschur  - Powerwave Technologies - President, CEO


 We're right now I believe with a lot of the consolidation that's taken place, I think we have much more rational pricing in the market place. We certainly see some pricing pressure from time to time but I think it's much more rational and stable than what we had seen in the past.


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 Rich Valera  - Needham & Company - Analyst


 Great. One final question. In your expectations of a sequential increase in revenue in the second quarter, could you say if that's driven disproportionately by one geography over another.


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 Ron Buschur  - Powerwave Technologies - President, CEO


 No. We're seeing strong demand across all geographical locations. Certainly the North America market is giving us some improvement in the revenues.


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 Rich Valera  - Needham & Company - Analyst


 Great. That's it. Thanks, guys.


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Operator


 Thank you. Our next question comes from line of Mike Bleakley of Piper Jaffray.


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 Mike Bleakley  - Piper Jaffray - Analyst


 Thanks. Kevin maybe a quick question for you to start off on. On your OpEx with the conferences and the bonus accrual, but then you've got a full quarter of Kaval now in there. Do you think of it kind of flat in terms of total basis sequentially and absolute dollars?


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 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Yes. I would say that. I think obviously we're expecting a revenue pick up so we'll spike a little more spending and marketing related to commission dollars and that. But I think generally a flat outlook would be proper.


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 Mike Bleakley  - Piper Jaffray - Analyst


 Okay. Great. And then Ron, your business is strong. Can you maybe talk about some order of strategic areas like your recent Vodafone initiative and maybe your business with Ericsson?

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 Ron Buschur  - Powerwave Technologies - President, CEO


 We're certainly very focused on continuing to support Vodafone. They are certainly a very strategic customer of ours as our other customers are as well. Ericsson we certainly are very pleased with the performance and the opportunity to continue to serve them as a customer and we're certainly very pleased with the growth that we're seeing within the Ericsson account.


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 Mike Bleakley  - Piper Jaffray - Analyst


 And then building on the question next quarter, you mentioned all the regions were strong into the second quarter. There's been some concern about maybe a little slow down in China, ahead of their potential 3G. licenses are you seeing any change in order pattern within China in the near term?


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 Ron Buschur  - Powerwave Technologies - President, CEO


 No. We haven't seen a lot of change in the order pattern but you we certainly do believe that the environment in China has somewhat slowed with the 3G initiatives but we're currently supplying other products to enhance that network today.


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 Mike Bleakley  - Piper Jaffray - Analyst


 Okay. Great. Thanks and congrats on the strong quarter.


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Operator


 Thank you. Our next question comes from the line of Mark Sue with RBC Capital Markets.


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 Jun Kim  - RBC Capital Markets - Analyst


 This is actually Jun Kim for Mark Sue. Good quarter. I just had a question on Cingular. I believe Powerwave has traditionally done a fair amount of business with Cingular in the past and less so with AT&T. I guess a competitor on the other hand had a reverse situation with greater business with AT&T. Could you provide any thoughts on share within Cingular in both 2G and 3G and thoughts on trends there?


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 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Well, let me start out first Mark, your information is incorrect. Powerwave historically has had an excellent relationship with both Cingular and with AT&T. Both customers historically have been very strong relationships with Powerwave. So from that perspective starting off, we're starting off on a strong foot on both sides. Now obviously, for competitive reasons we're not going to get into trying to guess, or estimate what our position is or isn't. Needless to say as we've noted this quarter, Cingular is a 10% customer of ours and we have an excellent relationship there and we believe as we've said consistently now over the last six to nine months, we have a strong position in those accounts. We're certain other people will benefit as well. Obviously, everyone understands that the Cingular build-out is a major build-out across the country and will go on for a significant period of time and we think we have an excellent position there and we're not going to comment on other people's position.


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 Jun Kim  - RBC Capital Markets - Analyst


 Okay. Great. If you'd look out for the remainder of this -- this year. Do you believe Cingular could remain a 10% customer and if you could also provide, if there were any currency impacts on your top lines during the quarter? Thank you.

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 Ron Buschur  - Powerwave Technologies - President, CEO


 I'll take the first part of the question. We certainly do anticipate Cingular will maintain as a 10% customer. We actually hope we can grow that percentage of business and support them in their initiatives to complete the network roll-out in the cities that they have focused on for this year and certainly for next.


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 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 And on the currency impact there, it's fairly minor. Over all, I think the impact was slightly less than $1 million on the revenue line.


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Operator

 Thank you our next question comes from the line of Brian Modoff with Deutsche Bank.


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 Brian Modoff  - Deutsche Bank - Analyst


 Guys a couple of questions. Given, in terms of Cingular, given Ericsson's comments about their 20% in work in progress, your strength at Cingular is one, is there any correlation between the two? And two, why do you think you two are doing better vis-a-vis or your competitors in terms of that market?


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 Ron Buschur  - Powerwave Technologies - President, CEO


 Well, Brian, we're certainly supporting both Cingular and Ericsson as they are supplying products for this build-out for Cingular. We anticipate that as we move forward, that we will be able to capture more and more of that market and provide more products and services to Cingular and Ericsson. We do believe that there, as Kevin had indicated, there is significant amount of business that will be shared across all of our competitors and across other competition within this market place but we're very pleased right now with the demand and we're very pleased to be able to support both Cingular and the OEM customers who are supporting Cingular as well.


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 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 And Brian, as we've noted and I know you know this, we've said all along we're here and we believe we can support multiple players in this roll-out and that means multiple OEMs as well as directly with Cingular through multiple channels. So we've been confident all along of our positioning there and we'll just leave it at that.


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 Brian Modoff  - Deutsche Bank - Analyst


 What products are you seeing the most demand for from these customers which ones are driving that?


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 Ron Buschur  - Powerwave Technologies - President, CEO


 We certainly have a lot of activity around our MCPA products as well as some of our TMA products and our antenna product lines. Basically the complete product portfolio is being utilized in these networks that they're optimizing and some of the new networks that they're deploying.


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 Brian Modoff  - Deutsche Bank - Analyst


 Similarly what are you -- in terms of looking into Europe, what demand, is it primary WCDMA driven in the 60% of your revenues and kind of what's the demand? What are the key product drivers over into Europe and then can you kind of talk about what are some of your -- you talk about what your carrier customers are telling about you your in-building products. What do you see over time the better demand for and specifically on remote radio units as well as some of the other coverage enhancement products you offer?

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 Ron Buschur  - Powerwave Technologies - President, CEO


 We're certainly seeing some demand for the wide band CDMA products in Europe and we're also seeing a large demand for some of the GSM products in the eastern European countries. Looking at remote radio head, we certainly are very well positioned with our remote radio head and multiple OEMs and we believe that we will start shipping significant volume in the second half of this year with this product to a select customer set that we have identified and they have been qualifying this product in.


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 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 One thing also to note, Brian, and the way we report our revenues by geographic is, where we bill to or where that product is billed and shipped to. And that isn't always necessarily its final location, so sometimes you can see products going -- being sold to a European customer that's ending up in another market place.


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 Brian Modoff  - Deutsche Bank - Analyst


 And Ron, where, in terms of what specifically on the ROEs ... What's driving these customers to want to order this in more significant volume in the back half of the year.


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 Ron Buschur  - Powerwave Technologies - President, CEO


 We certainly believe that we have a very advanced product. We see very good performance and our customers are seeing very good performance in our convergent times and our capabilities to really meet their total specification requirements. And we do believe that some of our competitors are struggling in that area.


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 Brian Modoff  - Deutsche Bank - Analyst


 Is it -- so you think it's more of a technical or is there a price performance driver as well?


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 Ron Buschur  - Powerwave Technologies - President, CEO


 No. We certainly believe that we have a technical advantage, as I said there's a very competitive market from a price perspective but we're trying to focus on the technology and the service that we can provide our customers.


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 Brian Modoff  - Deutsche Bank - Analyst


 And last question, Kevin. 15% tax rate. The previous guidance was 24. What's causing the drop.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Well, it's always an estimate about we're looking at the sources of our revenues and how well we're getting things into low cost jurisdictions and obviously with the write-off we did last year, the U.S. operations have zero tax rates. So the more profits we have in the U.S. versus the other things, the lower that tax rate goes. So clearly with the strength from the U.S. market place that we're seeing and having we're fairly confident right now that tax rate is holdable. Obviously, things like the potential REMEC acquisition can have some impact on that. But right now, that's the best information we have and that should be a solid tax rate.


--------------------------------------------------------------------------------
 Brian Modoff  - Deutsche Bank - Analyst


 Thank you.

--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 Thanks.


--------------------------------------------------------------------------------
Operator


 Thank you. Our next question comes from the line of Jeff Kaval with Lehman Brothers.


--------------------------------------------------------------------------------
 Jeff Kaval  - Lehman Brothers - Analyst


 Hi. Thanks very much. Ron, do you have any updates for us on the synergies that you had laid out on the REMEC deal?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 We're currently in the process of completing our integration strategy and outlining the synergies and the manufacturing synergies that we believe will be able to be achieved during the REMEC acquisition. We'll continue to update you as we get closer to the completion of this transaction but we certainly believe that these synergies are well obtainable based on the preliminary work that we've done and the ongoing work that's being done at this point.


--------------------------------------------------------------------------------
 Jeff Kaval  - Lehman Brothers - Analyst


 Fantastic. Your Cingular revenue strength is that or UMTS GSM or any color that you could provide there would be very helpful?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 It's actually a combination between both the wide band CDMA products and the GSM product lines.


--------------------------------------------------------------------------------
 Jeff Kaval  - Lehman Brothers - Analyst


 Great. And Kevin for you, if I may, the tax rate for 2006 how should we think about that.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 I would say right now, on a forecasting basis, I would probably put -- it should stay relatively low on a conservative basis so I would utilize say 20%.


--------------------------------------------------------------------------------
 Jeff Kaval  - Lehman Brothers - Analyst


 Okay. Perfect. Thanks very much.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Thank you.


--------------------------------------------------------------------------------
Operator


 Thank you. Our next question comes from the line of Matt Robison with Ferris, Baker Watts.

--------------------------------------------------------------------------------
 Matt Robison  - Ferris, Baker Watts - Analyst


 Nice results. On this, follow-on -- comes from the inquiry Brian had on the Ericsson and Cingular situation. Their inventory at Ericsson was up quite a bit. If you're going to see further growth in Cingular should we assume that your and TMAs and antennas are going to drive that or is there enough strength there to see the turns business overcoming the inventory situation at Ericsson? Also I'd like you to comment on product mix trends and seasonality. Your coverage solution business was down a bit. How should we anticipate the pattern for that segment.


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 Sure, Matt. First of all I don't think that you should necessarily correlate all of the Cingular revenue growth and the opportunity there directly with Ericsson. We're providing products as we had indicated to multiple OEMs who are supporting Ericsson as well as the direct approach that Powerwave has chosen. So don't necessarily look at all the inventory that may have been outlined in Ericsson's call to be attributed to Cingular. We certainly believe that we're going to continue to see growth in this area. And we're not just supplying TMAs and antennas we're supplying NCPAs as well as other solutions to this network build-out.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 And then just to follow-up on the coverage solution, it was down slightly from the prior quarter and it's just seasonality there. We don't see any issue there. We do think, I think as Ron mentioned in the initial remarks that we do think this is a long term growth area and we're very happy with our positioning there. And don't think it's anything other than just some seasonality there.


--------------------------------------------------------------------------------
 Matt Robison  - Ferris, Baker Watts - Analyst


 Thanks, Kevin. Can you comment on linearity? I know your DSO were up.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 The first quarter as you would expect, the first quarter of any year is much -- is back end loaded so we obviously have a strong March which you expect. So that has some impact on the DSOs. I think going forward throughout the year you'll see some more linearity there. So it'll come down a little bit. But as we've stated with so much of our business international customers, we expect our DSO to stay in that range.


--------------------------------------------------------------------------------
 Matt Robison  - Ferris, Baker Watts - Analyst


 Thanks a lot.


--------------------------------------------------------------------------------
Operator


 Thank you. Our next question comes from the line of Mike with credit.


--------------------------------------------------------------------------------
 Mike Ounjian  - Credit Suisse First Boston - Analyst


 Great. Thanks. Just one quick question. On -- for Kaval Wireless, what was the impact to results for Q1 and in particular how much of the outbacks increase came from that acquisition and how should we think about synergy opportunities within that?


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Well, I think it's been already well already well into our business, and I'll let Ron talk a little bit about that. At first I think the revenue side there was a little bit over 1.5 million in revenue dollars to our bottom line. And in operating expenses, I don't want to break that out exactly but there was some operating expenses that impacted the multiple areas we have R&D, sales and marketing that hit during the quarter.

--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 And Mike, we're very happy with the product portfolio that Kaval had, especially being able to provide the public safety sector of the market place. It fit very well into our coverage solution portfolio and the market that we're trying to address. We do believe there are some additional opportunities for some synergies in manufacturing as well as optimizing their bills and material and utilizing our supply chain power in the next quarter but we're very pleased with the product, the technology and the resources that we were able to acquire in this acquisition.


--------------------------------------------------------------------------------
 Mike Ounjian  - Credit Suisse First Boston - Analyst


 Great. And then just one follow-up. As you're looking at your Q2 guidance do you expect a particular mix shift between 2G and 3G or is this just a broad base, same kind of business you're seeing and you're just expecting it to pick up in the second quarter from here?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 We believe that it's going to be a similar mix to what we have seen this quarter but we certainly believe there's going to be an increase in activity and opportunity to provide more products and services to our customers in Q2.


--------------------------------------------------------------------------------
 Mike Ounjian  - Credit Suisse First Boston - Analyst


 Great. Thank you very much.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Thank you.


--------------------------------------------------------------------------------
Operator


 Thank you. Our next question comes from line of Russel Lyons with Compass.


--------------------------------------------------------------------------------
 Russell Lyons  - Compass - Analyst


 Guys, a couple of questions. Can you remind us what the -- where you guys were projecting for cost saving synergies from the LGP deal and update as where you are on that?


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 I think our -- our prior estimate was about $30 million in cost savings and we have achieved all of those on an annual basis so actually I think we've gone a little bit higher than that. But we have achieved those on an annual run rate basis.


--------------------------------------------------------------------------------
 Russell Lyons  - Compass - Analyst


 And second, REMEC had -- they've filed a proxy for their -- for their defense sale that said that they were trying to renegotiate the deal with you to try to achieve some tax benefits. Can you tell us what that's about and kind of where you are in that negotiation?


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Well, I think, as you pointed out, they did file a statement there and so we are having some discussions with them. I don't think I want to go any further than that other than there are some discussions ongoing and we do expect them to be resolved to our benefit.

--------------------------------------------------------------------------------
 Russell Lyons  - Compass - Analyst


 And if they're not resolved.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 I don't really want to speculate what happens there.


--------------------------------------------------------------------------------
 Russell Lyons  - Compass - Analyst


 But is there -- is there --?


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 There is a break up fee. There is a break up fee in the deal, it's 5.6 million.


--------------------------------------------------------------------------------
 Russell Lyons  - Compass - Analyst


 Okay. Thank you.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Thank you.


--------------------------------------------------------------------------------
Operator


 Thank you our next question comes from the line of Ittai Kidron with CIBC World Markets.


--------------------------------------------------------------------------------
 Ittai Kidron  - CIBC World Markets - Analyst


 Hey guys, congratulations on a great quarter.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Thank you.


--------------------------------------------------------------------------------
 Ittai Kidron  - CIBC World Markets - Analyst


 With regards to the tax rate, are there any annuals and how much is your annual reserve right now?


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 If you followed us at the end of last year, we wrote down our -- all of our U.S. deferred tax assets. So we do have them but they've been written down. So from a U.S. perspective. Income in the U.S. is at a zero tax rate. We wrote off approximately 45 million worth at year end. And that was due to our cumulative losses. That's really there. There are also some additional NOLs on some of our international operations as well.

--------------------------------------------------------------------------------
 Ittai Kidron  - CIBC World Markets - Analyst


 Very good. A couple of more questions. On the $1.3 million bonus accrual, was that redirected in G&A? And also how we should look at it for the next quarter?


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Well, it's spread across our operating expenses. So -- basically we're paying a bonus in the Company and it's spread across sales and marketing, research and development, and G&A., so it's spread across there. This is the first time we've done one in quite a while. Obviously it's good to be at a strong profitability position and going forward, if we maintain and hit our targets and there may be more.


--------------------------------------------------------------------------------
 Ittai Kidron  - CIBC World Markets - Analyst


 Okay. Very good.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Thank you.


--------------------------------------------------------------------------------
 Ittai Kidron  - CIBC World Markets - Analyst


 And lastly, on integration, one of your competitors have mentioned that they've seen a lot of demand recently, increased interest and integration work. Can you tell us what you're doing on that front and how do you see that business?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 We're certainly seeing a lot of opportunities to help provide service and design efforts to optimize and utilize our products in some of these new networks and some of these networks that are being updated. And throughout the North America market is certainly very strong demand being placed on us for this level of service. Within the European market, we have continued to provide that level of service and we're very pleased with the opportunity that we have to address any issues that may be in our customers' network and be able to provide the products and services necessary.


--------------------------------------------------------------------------------
 Ittai Kidron  - CIBC World Markets - Analyst


 Very good. Congratulations and good luck.


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 Thank you.


--------------------------------------------------------------------------------
Operator


 Thank you. Our next question comes from the line of Joanna Makris with Adams Harkness.


--------------------------------------------------------------------------------
 Joanna Makris  - Adams Harkness - Analyst


 I'm wondering about your contract manufacturing shift to Asia. Is that largely complete at this point? And then on LGP Allgon what level of integration work is still remaining?

--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 As Kevin had outlined on the LGP Allgon integration, we're anticipating completing that integration and have that completed at the end of this second quarter. As far as our Asian manufacturing -- relocation of our manufacturing capabilities to Asia, we have completed that. We're optimizing our facilities globally today as we have completed and we're continuing to complete the movement of products between our Swedish operation as well as our U.S. manufacturing operations. So as we exit Q2, we should have our facilities optimized as far as product mix and the products that we will be manufacturing in those locations.


--------------------------------------------------------------------------------
 Joanna Makris  - Adams Harkness - Analyst


 Thank you.


--------------------------------------------------------------------------------
Operator


 Thank you. Our next question comes from the line of Joe Magaro with Jay Goldman and Company.


--------------------------------------------------------------------------------
 Joe Magaro  - Jay Goldman and Company - Analyst


 Asked and answered thank you.


--------------------------------------------------------------------------------
Operator


 [OPERATOR INSTRUCTIONS] Our next question is from the line of Paul Coster with J.P. Morgan.


--------------------------------------------------------------------------------
 Paul Coster  - JP Morgan - Analyst


 Yes, good morning. A couple of questions. Ron, you talked about gross margins and that you had -- you're heading in the right direction. Does that sort of extend beyond the full integration of LPG (sic) in the June quarter? Do you think that this pricing power extends beyond that time frame for instance?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 What we had indicated is we're very pleased with the performance that we've been able to achieve. In this quarter we were able to achieve 25.4% which is up 1 full percentage point over the fourth quarter. We anticipate that we will be able to improve upon that. We are very optimistic about the opportunities that we see to continue to leverage our supply chain capability as well as our operational excellence and we believe that that clearly is going to be sustainable and we should see some growth in the following quarters.


--------------------------------------------------------------------------------
 Paul Coster  - JP Morgan - Analyst


 Okay. You also mentioned that the specifications for the coming out of operators is such that your competitive advantage has improved. Is that because of the requirements sort of being put upon 3G Networks by Data Applications, HSPPA, et cetera.


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 That's correct. And we also believe that it comes from the fact that we spent a significant amount of time and energy and resources to be very close to our customers as they were looking at designing these next generations of products and I think that's really benefited Powerwave and we certainly believe that we're a leader in the 3G area from a technology perspective.

--------------------------------------------------------------------------------
 Paul Coster  - JP Morgan - Analyst


 Okay. Last question. Once the LPG business is fully integrated and operations are normalized. Should we expect a change to the seasonality of your business by virtue of the shift to European sales?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 No, I don't believe that when we complete the LGP Allgon integration that we should see a shift in the sales. We think that it's pretty normal now from our perspective and this is what you should look for in the following quarters.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 I do think, let me just add a little bit to that, Paul. I do believe, and we do believe that even though we're finishing up the integration for the physical -- of consolidating the plans and getting all the final consolidations done. There are still more synergies that will be driven through the model. Obviously the combined purchasing power, the ability to continue to drive that, the product synergies, and the customer synergies continue to accrue to us, so we do think that there's -- we'll see continual benefits from that.


--------------------------------------------------------------------------------
 Paul Coster  - JP Morgan - Analyst


 Okay. Great. Thank you very much.


--------------------------------------------------------------------------------
Operator


 Thank you. Our next question comes from the line of Tomi Railo with East Door Partners.


--------------------------------------------------------------------------------
 Tomi Railo  - East Door Partners - Analyst


 Good morning. With the LG Allgon acquisition integration completed by the end of June, do you -- and based on the fact that you exceeded your original targets, do you believe that there's additional synergies just from that acquisition that has yet to be realized that you'll see in subsequent quarters beyond June?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 Yes. We think there's some certain synergies that will be achieved from our products as well as sales opportunities and certainly in optimizing our manufacturing operations, so we -- we do believe there will be some additional opportunities for synergies achieved.


--------------------------------------------------------------------------------
 Tomi Railo  - East Door Partners - Analyst


 Now that you're well into that process and towards completion, does it change your view that you had on the REMEC acquisition and some of the gains and efficiencies you can expect when you acquire REMEC and integrate them?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 No. Tomi, I think what it does, is it gives us some confidence in our operating model on how to move manufacturing, how to consolidate and achieve the synergies that we outlined to our investors and shareholders as well as our Board of Directors, so we're very pleased with this model. We certainly can always improve upon that, but I think we've been able to demonstrate to our shareholders that we have a model and a plan that will be fully executed as well as our capability to prove this in the REMEC acquisition moving forward.

--------------------------------------------------------------------------------
 Tomi Railo  - East Door Partners - Analyst


 One last question on products. When you look at the European operators at this point, would you say that there's any heightened degree of interest on their existing 2G networks, a different focus more from an enhancement -- they're deploying 3G obviously and the legacy 2G networks. Are you seeing increased opportunities there for different types of coverage solutions and cell extension coverage and so forth on the existing networks or are you starting to see spending scale back on that side of the business?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 No, Tomi. Actually we are seeing some spending in trying to optimize the existing hardware and equipment in the existing GSM network and the 2G networks that are deployed. But we do see certain areas and certain customers who are looking for the future of 3G products and trying to utilize that product in their network as well so it is a nice balance but I would say in the eastern European block region we are seeing a lot of activities and optimizing the existing hardware and network that is in place.


--------------------------------------------------------------------------------
 Tomi Railo  - East Door Partners - Analyst


 Thank you.


--------------------------------------------------------------------------------
Operator


 Thank you. And our next question comes from the line of Brian Modoff with Deutsche Bank.


--------------------------------------------------------------------------------
 Brian Modoff  - Deutsche Bank - Analyst


 Just want a point of clarification on a previous question earlier. It's been our understanding that for Ericsson and the others that are shipping into the Cingular build-out, that in fact the bulk of the inventory increase they've seen is work in process. In other words, base stations that they are -- and switches that they are putting into those networks that -- from which they won't be able to get revenue recognition on until they get sign-off from their customer base. Which typically is in this case in the back half of the year. Is that your understanding of how that is done as well?


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 That's correct, Brian. I certainly can't speak for Ericsson. I won't try to speak for them but we do know that until that network is up and running and there is a sign-off, that many of the requirements in the contract will not allow the customers or the suppliers to recognize revenue.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 And let me add an additional point to that Brian. And it's a good point. As you know, we're on demand pull with customers, our OEM customers such as Ericsson, and what that entails is they are not taking products from us until they really need it in terms of their production cycle. So they're not carrying large inventories of our products. They're pulling our products in and integrating into their base station and shipping it out to their customer. They may not be recognizing revenue for a while on that because of acceptance terms and those types of issues but they are not pulling in some large -- they don't hold large inventories of our products. So by the demand hold pull process and this is the same with our OEM customers. We carry the bulk of the inventory until it's very close to shipment.


--------------------------------------------------------------------------------
 Brian Modoff  - Deutsche Bank - Analyst


 Thanks. And then last question. Kind of giving a range of guidance on your gross margins from 26 to 28%. You kind of see that as your long term range and given your now 26.6, do you see 28% as your high point or is it possible you could see better gross margins than that?


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Well, I think what we've -- you know our motto, it's the mid to high twenties. So certainly is it possible for us to get to the very high end of the twenties, yes we think that's possible. But we just want to -- we don't want to peg down a certain number in that. But certainly, in a strong market, there are opportunities there. But we do want to stress that that is our model. We don't think we're going to be a 35% gross margin company. It's just not our business.


--------------------------------------------------------------------------------
 Brian Modoff  - Deutsche Bank - Analyst


 Thanks.


--------------------------------------------------------------------------------
 Kevin Michaels  - Powerwave Technologies - CFO, SVP-Fin.


 Thank you.


--------------------------------------------------------------------------------
Operator


 Thank you, sir. Ladies and gentlemen this does conclude the question and answer portion of your call. I'd like to turn it back to the management team for any closing remarks.


--------------------------------------------------------------------------------
 Ron Buschur  - Powerwave Technologies - President, CEO


 Thank you. I'd like to thank everyone for joining us today. We remain very excited about the opportunities for Powerwave Technologies in the current wireless infrastructure environment and I look forward to talking to you and when we report our results for the second quarter of 2005.


--------------------------------------------------------------------------------
Operator


 Ladies and gentlemen thanks for your participation in today's conference. This does conclude your presentation. You may now disconnect. Have a wonderful day.

--------------------------------------------------------------------------------

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